UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

______________

FORM 8-K

______________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 10, 2015

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information set forth under Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 10, 2015, Alexander & Baldwin, Inc. (the “Company”) amended its credit facilities, as described below. As previously disclosed in the Company’s Form 8-K, dated November 20, 2015, on that date the Company entered into a rate lock commitment to draw $50 million on December 31, 2015 under its private placement note facility. The objectives of the credit facility amendments and the $50 million draw include:

•	Reducing the Company's cost of short-term debt;

•	Increasing the Company's unsecured borrowing capacity;

•	Increasing the weighted average maturity of the Company's debt; and

•	Reducing the Company's exposure to floating rate debt.

Revolving Credit Facility Amendment: On December 10, 2015, the Company and its wholly-owned subsidiaries Alexander & Baldwin, LLC (“A&B LLC”) and Grace Pacific LLC entered into an Amended and Restated Credit Agreement ("Revolver Amendment") with Bank of America N.A., First Hawaiian Bank, and other lenders party thereto, which amended the Company’s existing $350 million committed revolving credit facility ("Revolving Credit Facility"). The Revolver Amendment extends the term of the Revolving Credit Facility to December 2020, amends certain covenants (described below), and reduces the interest rates and fees charged under the Revolving Credit Facility. All other terms of the Revolving Credit Facility remain substantially unchanged.

The original and amended pricing grids under the Company's Revolving Credit Facility are as follows:

Original Pricing Grid:

Pricing Level	Total Debt to Total Adjusted Asset Value Ratio	Commitment Fee	Eurodollar Rate	Base Rate	Letter of Credit Fee
I	> 0.40 to 1.0	0.35%	2.50%	1.50%	2.50%
II	< 0.40 to 1.0 but > 0.30 to 1.0	0.30%	2.20%	1.20%	2.20%
III	< 0.30 to 1.0 but > 0.20 to 1.0	0.25%	1.90%	0.90%	1.90%
IV	< 0.20 to 1.0 but > 0.10 to 1.0	0.20%	1.70%	0.70%	1.70%
V	< 0.10 to 1.0	0.15%	1.50%	0.50%	1.50%

Amended Pricing Grid:

Pricing Level	Total Debt to Total Adjusted Asset Value Ratio	Commitment Fee	Eurodollar Rate	Base Rate	Letter of Credit Fee
I	> 0.45 to 1.0	0.30%	2.15%	1.15%	2.15%
II	< 0.45 to 1.0 but > 0.35 to 1.0	0.25%	1.95%	0.95%	1.95%
III	< 0.35 to 1.0 but > 0.25 to 1.0	0.20%	1.75%	0.75%	1.75%
IV	< 0.25 to 1.0 but > 0.15 to 1.0	0.20%	1.55%	0.55%	1.55%
V	< 0.15 to 1.0	0.15%	1.35%	0.35%	1.35%

Private Shelf Facility Amendment: On December 10, 2015, the Company and A&B LLC entered into a Second Amended and Restated Note Purchase and Private Shelf Agreement ("Pru Amendment") with Prudential Investment Management, Inc. (“PIM”) and certain affiliates of PIM party thereto (individually and collectively with PIM, “Prudential”), which renews the Company’s existing $300 million Amended and Restated Note Purchase and Private Shelf Agreement, dated June 4, 2012, as amended ("Pru Shelf"). The Pru Amendment, which expires on December 10, 2018, increases the aggregate uncommitted amount under the Pru Shelf to $450 million (less the sum of all principal amounts then outstanding on any notes issued by A&B LLC or any of its subsidiaries to Prudential and the amount of any such notes then committed to be purchased by Prudential), and amends certain covenants (described below). All other terms of the Pru Shelf remain substantially unchanged.

Revolver Amendment and Pru Amendment Covenant Changes: The principal covenant amendments under the Revolver Amendment and the Pru Amendment are as follows:

•	An increase in the maximum percentage of unsecured debt to unencumbered income producing assets value from approximately 57 percent to 60 percent.

•
A reduction in the applicable cap rate applied to certain income-producing assets included in unencumbered income producing assets value of between 25 bps to 50 bps, which increases the covenant value of these income-producing assets.

•
The addition of certain real estate development assets and real estate investments in the unencumbered income producing assets value, subject to an overall limitation of 15 percent of total unencumbered income producing assets value.

•	An increase in the maximum amount of investments in third party notes and mezzanine investments to 5 percent of total adjusted assets value.

•	The add back of certain non-recurring, one-time expenses to earnings before interest, taxes, depreciation, and amortization.

Pro Forma Impacts of the Revolver Amendment, Pru Amendment, and $50 million Draw: The pro forma impacts of the Revolver Amendment, Pru Amendment, and $50 million draw are as follows:

($ in millions)	September 30, 2015	Pro Forma September 30, 2015[1]
Term debt outstanding	$299.1	$349.1
Revolving credit facility outstanding	130.4	80.4
Mortgage debt	164.9	164.9
Total	$594.4	$594.4

Weighted average interest rate - term debt	5.23%	5.04%
Weighted average interest rate - revolving credit facility	2.35%	1.88%
Weighted average interest rate - mortgage debt	4.09%	4.09%
Weighted average interest rate - total debt	4.28%	4.35%

$350 million revolving credit facility availability (committed)	$215.4	$265.4
Prudential note shelf availability (uncommitted)	—	100.0
Total availability (committed and uncommitted)	$215.4	$365.4

Fixed rate debt as a percentage of total debt	70%	79%
Weighted average life in years - term debt	5.8	6.0
Average annual principal payments on term debt (2016 - 2026)	$27.0	$31.3
Range of annual principal payments on term debt (2016 - 2026)	$10 - $31	$17 - $37

[1]
The pro forma weighted average interest rate on total debt is higher than the weighted average interest rate at September 30, 2015 due to an assumption that the proceeds from the $50 million draw are used to pay down debt on the revolving credit facility, which carries a lower, floating rate of interest.

Statements in this Current Report on Form 8-K that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This Form 8-K should be read in conjunction with A&B’s 2014 Annual Report on Form 10-K and other filings with the SEC through the date of this Form 8-K, which identify important factors that could affect the forward-looking statements in this Form 8-K. We do not undertake any obligation to update our forward-looking statements.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
and Treasurer

Dated:    December 15, 2015

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